Exhibit 99.1

Monster Digital, Inc. Announces Board of Directors and Management Changes

Organizational Realignment Intended to Strengthen Strategic, Sales & Operational Activities

Simi Valley, CA – August 18, 2016 – Monster Digital, Inc. (Nasdaq: MSDI), (“Monster Digital” or the “Company”), which develops, markets and distributes Monster branded products for use in high-performance consumer electronics, mobile products and computing applications, today announced changes to its Board of Directors and management team, with a goal to better align the organization along key strategic, sales and operational activities.

Effective immediately, Jawahar Tandon, Founder of Monster Digital, has resigned as a Director, but will be appointed to lead the Company’s Advisory Board. Vivek Tandon also resigned as a Director, but continues with the Company as Director of Business Development. In this capacity, Vivek Tandon reports directly to Jon Orban, who has stepped down from the Board to take on the full time responsibility as the Company’s Director of Strategy and Restructuring. Advisory Board members will include Jawahar Tandon, Vivek Tandon, and Noel Lee, founding shareholder and Chief Executive Officer of Monster, Inc. Furthermore, Neal Bobrick, the Company’s Executive Vice President – Sales and Marketing, has given notice of his resignation from that position but is in discussions with the Company with respect to a possible role in overseeing the Company’s European sales activities.

Mr. Orban commented, “With our Monster Digital brand name and solid line up of action sports cameras, including our Virtual Reality compatible Monster Vision dual lens 360, we are cognizant of the opportunity ahead. We look forward to streamlining and effecting operational improvements to the Company that are intended to well position us in the marketplace.”

“We are excited to bring to market our new action sports cameras, which we believe offers compelling value. We look to share our enthusiasm as we strive to build sustainable partnerships with independent manufacturer representatives and customers in periods to come,” said Vivek Tandon.

David H. Clarke, Chairman and CEO of Monster Digital stated, “We wish to thank Jawahar Tandon for his many contributions to the Company and look forward to our continued relationship as he leads the Advisory Board. We are confident that the managerial changes we are making today will help propel Monster Digital to increased sales growth and profitability."

About Monster Digital, Inc.

Monster Digital develops, markets and distributes Monster Digital branded products for use in high-performance consumer electronics, mobile products and computing applications. The Company designs and engineers premium action sports cameras and accessories, in addition to advanced data storage and memory products for professionals and consumers.

Monster Digital is a registered trademark of Monster Products, Inc. in the U.S. and other countries.

For more information about the company, please visit http://www.monsterdigital.com

Forward-Looking Statements:

Some of the statements in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. Such forward looking statements include, but are not limited to, Monster Digital’s striving to build sustainable partnerships with independent manufacturer representatives and customers in periods to come, it’s goal to better align the organization along key strategic, sales and operational activities, it’s efforts to streamline and effect operational improvements to the Company that are intended to well position it in the marketplace, and it’s confidence that the managerial changes it is making will help propel it to increased sales growth and profitability. These statements relate to future events, future expectations, plans and prospects. Although Monster Digital believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. Monster Digital has attempted to identify forward-looking statements by terminology including ''believes,'' ''estimates,'' ''anticipates,'' ''expects,'' ''plans,'' ''projects,'' ''intends,'' ''potential,'' ''may,'' ''could,'' ''might,'' ''will,'' ''should,'' ''approximately'' or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, including those discussed under the heading "Risk Factors" in our Registration Statement on Form S-1 filed with the Securities and Exchange Commission on July 7, 2016, (Registration No. 333-207938). Any forward-looking statements contained in this release speak only as of its date. We undertake no obligation to update any forward-looking statements contained in this release to reflect events or circumstances occurring after its date or to reflect the occurrence of unanticipated events.

Contacts:

Monster Digital, Inc.

David Olert, CFO

dolert@monsterdigital.com

PCG Advisory

Investors:

Vivian Cervantes

D: 212-554-5482

vivian@pcgadvisory.com